EXHIBIT (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 151 to Registration Statement No. 033-00572 on Form N-1A of our reports dated September 16, 2013, relating to the financial statements and financial highlights of the Funds listed on the attached Appendix A, certain of the funds constituting Eaton Vance Municipals Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended July 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectus dated December 1, 2013 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated December 1, 2013, which are incorporated by reference in and are part of such registration statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 12, 2014

APPENDIX A

Eaton Vance Arizona Municipal Income Fund
Eaton Vance Connecticut Municipal Income Fund
Eaton Vance Minnesota Municipal Income Fund
Eaton Vance New Jersey Municipal Income Fund
Eaton Vance Pennsylvania Municipal Income Fund
Eaton Vance Municipal Opportunities Fund